BARZEL INDUSTRIES INC. TO ANNOUNCE SECOND QUARTER 2009 RESULTS

Norwood, MA (July 15, 2009) — Barzel Industries Inc. (NASDAQ:  TPUT, TPUTW) will release its financial results for the Second Quarter on Monday, July 20, 2009 after the market closes.  Barzel’s conference call with investors and analysts will be held on Tuesday, July 21, 2009 at 10:00 a.m. Eastern Daylight Time.

The dial-in telephone numbers for the conference call are:

North American Toll Free Dial-In Number:    1-866-544-4625
International Dial-In Number:    416-849-2726

A digital recording of the conference call will be available for replay four hours after the call’s completion.  The date range for playback availability is listed below.

Website:	http://recording.vestavideo.com/barzel.htm
Availability:	July 21, 2009 – August 31, 2009

More About Barzel Industries Inc.

Headquartered in Norwood, Massachusetts, with an operational hub in Mississauga, Ontario, we operate a network of  15 manufacturing, processing and distribution facilities in the United States and Canada. Through an innovative management system that includes close statistical monitoring and analysis of our plant capabilities, we service our customers with speed, quality and reliability.  With a long tradition of quality service, we offer a wide range of metal solutions to a variety of industries, from construction and industrial manufacturing to transportation, infrastructure development and mining.  Our systemic approach has enabled us to become a well-diversified, multi-process provider of value-added services. We believe we are one of only two independent continuous process picklers in Canada.

For additional information on Barzel, visit its website at http://www.barzel.com.

Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Barzel. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Barzel’s management, are subject to risks and uncertainties (including those described in Barzel’s public filings with the Securities and Exchange Commission), which could cause actual results, events and circumstances to differ materially from the forward-looking statements.  The following factors, among others, could cause actual results, events and circumstances to differ from those set forth in the forward-looking statements: changes in generally accepted accounting principles; failure of Barzel to continue to comply with government regulations; adoption of or changes in legislation or regulatory environments or requirements adversely affecting Barzel’s businesses; changes in the financial stability of major customers of Barzel or in demand for its products and services; the failure to achieve the benefits anticipated from the recently completed transactions; competition; changes in general economic conditions; geopolitical events, and other risks and uncertainties, as well as future decisions by the parties. The information set forth herein should be read in light of such risks.  In some cases, one can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions.  The reader is cautioned not to rely on these forward-looking statements.  Barzel disclaims any obligation to update these forward-looking statements.

Contact:
Barzel Industries Inc.
Karen G. Narwold, Esq.
Vice President, Strategic Counsel
Office: (781) 619-1450
Cell: (917) 207-7924